                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 1998 relating to the consolidated financial statements of operations, stockholders' equity and cash flows of USA Waste Services, Inc. for the year ended December 31, 1997, which appears in Waste Management Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

                                        PricewaterhouseCoopers LLP


Houston, Texas
August 31, 2000